Exhibit 12.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Yair Nechmad, certify that:

1.          I have reviewed this annual report on Form 20-F/A of Nayax Ltd.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: February 28, 2024	By: /s/ Yair Nechmad Yair Nechmad Chief Executive Officer (Principal Executive Officer)